Calculation of Filing Fee Tables
F-1
Grupo Aeromexico, S.A.B. de C.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, no par value, represented by American Depositary Shares, or "ADSs"	457(a)	199,736,808	$ 2.00	$ 399,473,616.00	0.0001381	$ 55,167.31
Fees Previously Paid	2	Equity	Common shares, no par value, represented by ADSs	457(o)			$ 300,000,000.00		$ 44,280.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 699,473,616.00		$ 99,447.31
			Total Fees Previously Paid:						$ 44,280.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55,167.31
Offering Note
[1]	(1) ADSs issuable upon deposit of common shares hereby have been registered under a separate registration on Form F-6 (Registration No. 333-279573). Each ADS represents 10 common shares. (2) Includes (a) 2,171,050 ADSs, or 21,710,050 common shares, that the underwriters have the option to purchase, (b) an additional 33,289,468.00 shares that may be sold by the selling shareholders if the number of shares in this offering is increased by 20% and (c) all common shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States, either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, (the Securities Act). (4) Calculated pursuant to Rule 457(a) under the Securities Act.

[2]	(2) Includes (a) 2,171,050 ADSs, or 21,710,050 common shares, that the underwriters have the option to purchase, (b) an additional 33,289,468.00 shares that may be sold by the selling shareholders if the number of shares in this offering is increased by 20% and (c) all common shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States, either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, (the Securities Act). (5) Calculated pursuant to Rule 457(o) under the Securities Act. (6) The Registrant previously paid a registration fee of $44,280.00 in connection with the filings of this Registration Statement on Form F-1, as amended, on May 13, 2024.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A